UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2011

CHINACAST EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33771	20-178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (852) 3960 6506

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As a supplement to the shareholder letter provided on Monday, February 14, 2011, we are providing further information on our first university acquisition, The Foreign Trade and Business College (‘FTBC) of Chongqing Normal University, which includes the parties involved, ownership exchange and consideration.

The acquisition of 80% of Hai Lai Education Technology Ltd. (Hai Lai), which in turn holds 100% of FTBC, for RMB 480 million

The total consideration of RMB 480 million to acquire 80% of Hai Lai was paid out not only by Yupei Training Information Technology Co., Ltd. (‘Yupei’), which paid RMB 165 million, but also by ChinaCast Technology (Shanghai) Limited, which paid the remaining balance of RMB 315 million, in a separate transaction. Both Yupei and ChinaCast Technology (Shanghai) Limited are local subsidiaries of ChinaCast.  The receipts of the proceeds of these transactions were confirmed by the Sellers.  This acquisition has been fully disclosed in our 2008 annual report (10K), which includes financial statements audited by our auditor, Deloitte Touche Tohmatsu CPA Ltd., and filed with the SEC.

For statutory purpose, local auditors were engaged each year to audit all of our local subsidiaries on a standalone basis. The local auditor for Yupei only considered payment made directly by Yupei as long term investment and the consideration paid by other companies within our Group were not included in Yupei’ s accounts.

The acquisition of the remaining 20% of FTBC by Yupei from Chaosheng Education, which owned the remaining 20% of Hai Lai

The original executed Sales & Purchase agreement was written in Chinese and the filing version was a translated summary in English. There is a typo in the English summary translation of the executed S&P. In Clause 5.6 of the translated version, “transferee” should be “transferor”, which was the original shareholders of Chaosheng Education.

Thus, after correcting the typo, the paragraph should read:

Since its founding, Chaosheng Education has, up to now, only been engaged in investing in the Target Company (Hai Lai), without undertaking any other operational activities. The investment amount in the Target Company made by Chaosheng Education is RMB 5,000,000, of which RMB 300,000 was paid in the form of Chaosheng Education’s registered capital, and the balance of RMB 4,700,000 is the capital lent by the Transferor.   As of the Base Date, there are only these three items on Chaosheng Education’s balance sheet.  The Transferor has now agreed to relinquish the right, on the contract effective date, to demand Chaosheng Education to pay back RMB 4,700,000.  Therefore, after the effective date of this contract, Chaosheng Education does not carry any potential debt or any liabilities.  If there is any, the entire amount is the responsibility of the Transferor. Chaosheng Education does not have obligation to bear any liability.

Thus, after the correction, this paragraph simply states:
1.	The original shareholders of Chaosheng Education (not Yupei) made the RMB 4.7m loan to Chaosheng Education
2.	When Yupei acquired Chaosheng Education which held the remaining 20% of Hai Lai, the original shareholders of Chaosheng Education agreed to relinquish any right to their loan to Chaosheng Education.

The receipts of the proceeds of these transactions were confirmed by the Sellers. This acquisition has been fully disclosed in our 2009 annual report (10K), which includes financial statements audited by our auditor, Deloitte Touche Tohmatsu CPA Ltd, and filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2011	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer